                                                                   EXHIBIT 10.10

                                                                  CONFORMED COPY



                                    AGREEMENT


                              DATED 31st July, 1997


                              (pound)1,085,000,000


                                 CREDIT FACILITY


                                       FOR


                          YORKSHIRE POWER GROUP LIMITED


                                   PROVIDED BY


                            UNION BANK OF SWITZERLAND















                                  ALLEN & OVERY
                                     London
                                   B1:99092.5
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                                      INDEX

CLAUSE                                                                      PAGE
1.       Interpretation.......................................................1
2.       The Facility........................................................14
3.       Purpose.............................................................14
4.       Conditions precedent................................................15
5.       Drawdown............................................................15
6.       Repayment...........................................................16
7.       Prepayment and cancellation.........................................16
8.       Interest Periods....................................................17
9.       Interest............................................................19
10.      Payments............................................................20
11.      Taxes...............................................................20
12.      Market disruption...................................................22
13.      Increased costs.....................................................22
14.      Illegality and mitigation...........................................24
15.      Representations and warranties......................................24
16.      Undertakings........................................................27
17.      Default.............................................................33
18.      Fees................................................................36
19.      Expenses............................................................36
20.      Stamp duties........................................................36
21.      Indemnities.........................................................37
22.      Evidence and calculations...........................................38
23.      Waivers and remedies cumulative.....................................38
24.      Changes to the Parties..............................................38
25.      Disclosure of information...........................................39
26.      Set-off.............................................................39
27.      Severability........................................................39
28.      Counterparts........................................................39
29.      Notices.............................................................39
30.      Governing law.......................................................40

Schedules

1.       Conditions precedent documents......................................42
2.       Calculation of the MLA Cost.........................................43
3.       Form of Request.....................................................45

Signatories....................................................................

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THIS AGREEMENT is dated 31st July, 1997 between:-

(1)  YORKSHIRE POWER GROUP LIMITED (the "Borrower"); and

(2)  UNION BANK OF SWITZERLAND as lender (the "Bank").

IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:-

     "Adjusted Share Capital and Reserves"

     means the aggregate of:

     (a) the amount paid up or credited as paid up on the issued share capital of the Borrower; and

     (b) the amounts standing to the credit of the consolidated capital and revenue reserves of the Group after adding back an amount equal to all windfall tax paid or provided for by the Group adjusted, to the extent that the following items have not already been added, deducted or excluded in arriving at the figures referred to in paragraph (a) or (b) above:

     (i)  by adding Subordinated Debt;

     (ii) by deducting the amounts standing to the debit of the consolidated reserves of the Group;

     (iii) by deducting any amounts attributable to interests of non-Group members in Group subsidiaries;

     (iv) by deducting any reserves set aside for deferred taxation;

     (v) by deducting the amount by which the net book value of any fixed asset has been written up after the date of this Agreement (or, in the case of a person becoming a member of the Group after that date, the date on which it becomes a member of the Group) by way of revaluation or on its transfer from one member of the Group to another (but no such deduction shall be made in respect of any amount if supported by, and not exceeding the amount shown by, an independent written valuation), but so that no amount to be added, deducted or excluded as a result of any of the above shall be added, deducted or excluded more than once in the same calculation.


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     "Affiliate"

     means a Subsidiary or a holding company (as defined in Section 736 of the Companies Act 1985) of the Bank or any other Subsidiary of that Holding Company.

     "Anticipated Refinancing"

     means each of:

     (a) each sterling bond issue to be arranged for the Borrower by the Bank pursuant to a mandate letter dated on or about the date of this Agreement;

     (b) any syndicated loan agreement to be arranged for the Borrower by the Bank referred to in the Fee Letter;

     (c)  any securitisation or "yankee" bond arranged for the Borrower;

     (d)  any tax deductible preference share issue; or

     (e)  any other appropriate funding outside the banking markets,

     in each case for the purposes of reducing or repaying the obligations of the Borrower under this Agreement.

     "Applicable Rate"

     means the rate quoted by the Bank to the Borrower to be that at which money can be deposited in the London interbank market on the earliest available day, provided that the applicable rate shall not be less than LIBID nor more than LIBOR.

     "Balance Sheet"

     means, at any time, the then most recent audited consolidated annual or unaudited consolidated half yearly balance sheet of the Group delivered to the Bank by the Borrower under Clause 16.2 (Financial information).

     "Borrowings"

     means indebtedness in respect of:

     (a)  moneys borrowed or raised including (except for the purposes of Clause
          17.5 (Cross default)) the recourse element of any asset securitisation or other factoring excluding any amounts owing for assets purchased or services obtained on trade credit terms in the ordinary course of business;

     (b) amounts raised by means of acceptances under any acceptance credit facility or otherwise (not being acceptances in relation to the purchase of assets or services in the ordinary course of business);


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     (c)  the deferred purchase price of assets or services the payment of which is deferred for a period in excess of ninety days (other than assets or services obtained on trade credit terms normal in the business concerned);

     (d) the principal amount and any premium payable by the relevant company from time to time owing in respect of any loan notes, debentures, bonds or other similar instruments;

     (e) the capital value of any financial lease, hire purchase arrangements or any arrangement treated as a financial lease required to be capitalised and treated as a borrowing in the consolidated balance sheet of the Group;

     (f) for the purposes of Clause 17.5 (Cross default) (only) net indebtedness under any currency or interest cap, swap or collar; and

     (g) any guarantee or assurance against financial loss or indemnity in respect of the borrowings of any other person not being a member of the Group of a type referred to in paragraphs (a) to (f) (inclusive) above (but excluding any such guarantee or assurance in respect of the performance of any contract or service not involving financial loss or indemnity in respect of borrowings), but shall exclude:

     (A)  liabilities in respect of the Pooling and Settlement Agreement; and

     (B)  Project Finance Borrowings.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

     "Capitalisation"

     means, at any time, the aggregate of Adjusted Share Capital and Reserves and Debt.

     "Commitment"

     means each of the Facility A Commitment and the Facility B Commitment.

     "Commitment Period"

     means each of the Facility A Commitment Period and the Facility B Commitment Period.

     "Company"

     means Yorkshire Electricity Group plc.

     "Debt"

     means Borrowings (excluding Subordinated Debt) less Investments.


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                                       4

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     "Default"

     means an Event of Default or an event which, with the giving of notice or lapse of time provided for in Clause 17 (Default) (or any combination of the foregoing), would constitute an Event of Default.

     "Director General"

     means the person from time to time appointed by the Secretary of State to hold office as Director General of Electricity Supply for the purposes of the Electricity Act 1989.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "EBITDA"

     means, in respect of any Relevant Period, the total operating profit for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations of the Group before taking into account:

     (a)  Interest Payable and Interest Receivable;

     (b) all amounts provided for depreciation and amortisation (including, without limitation, amortisation of any goodwill);

     (c)  all exceptional and extraordinary items; and

     (d)  all taxes including (without limitation, the windfall tax),

     in each case for that Relevant Period but after:

     (A) deducting any gain over book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than on the sale of trading stock) during the Relevant Period and any gain arising on revaluation of any asset during that Relevant Period, in each case to the extent that it would otherwise be taken into account, whether as an exceptional item or otherwise; and

     (B) excluding the earnings or profit before interest, tax depreciation and amortisation (as determined in accordance with the preceding paragraphs of this definition) and excluding all exceptional and extraordinary items of any company referred to in paragraph (a) of the definition of Project Finance Borrowings,

     (all calculated on a consolidated basis disregarding any portion of any item taken into account in that calculation which is attributable to any minority interests in Subsidiaries).

     "Environmental Law"

     means any applicable law (including, without limitation, common law), regulation, directing code of practice, circular, guidance notice or the like concerning pollution or the protection

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                                       5

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     of human health, the environment, the conditions of the work place or the manufacture, processing, generation, transportation, storage, treatment or disposal of dangerous substances, pollutants, contaminants, chemicals or toxic or hazardous substances or waste.

     "Environmental Licence"

     means any consent required by any Environmental Law.

     "Event of Default"

     means an event specified as such in Clause 17.1 (Events of Default).

     "Existing Facility"

     means the (pound)1,140,000,000 term loan and revolving facility agreement dated 24th February, 1997 between the Borrower as borrower, Yorkshire Holdings PLC as Guarantor and Merill Lynch & Co. as Arranger and Syndication Agent.

     "Facility A"

     means the sterling term loan facility so designated, the terms of which are set out in this Agreement.

     "Facility A Commitment"

     means (pound)1,035,000,000 to the extent not cancelled or reduced under this Agreement.

     "Facility A Commitment Period"

     means the period from the date of this Agreement to the Term Date (both dates inclusive).

     "Facility A Loan"

     means a Loan drawn down or to be drawn down under Facility A.

     "Facility B"

     means the sterling revolving credit facility so designated, the terms of which are set out in this Agreement.

     "Facility B Commitment"

     means (pound)50,000,000 to the extent not cancelled or reduced under this Agreement.

     "Facility B Commitment Period"

     means the period from the date of this Agreement to the Repayment Date (both dates inclusive).

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                                       6

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     "Facility B Loan"

     means a Loan drawn down or to be drawn down under Facility B.

     "Fee Letter"

     means a letter dated the date of this Agreement between the Bank and the Borrower setting out, amongst other things, the amount of the fee referred to in Clause 18 (Fees).

     "Finance Document"

     means this Agreement or any other document designated as such by the Bank and the Borrower.

     "Group"

     means the Borrower and its Subsidiaries.

     "Holdings"

     means Yorkshire Holdings PLC.

     "Interest Payable"

     means, in respect of any Relevant Period, all interest payable and similar charges as shown in (or in the notes to) the financial statements of the Group (calculated on a consolidated basis) for the Relevant Period but excluding interest payable on Project Finance Borrowings by companies referred to in paragraph (a) of that definition.

     "Interest Period"

     means each period determined in accordance with Clause 8 (Interest
     Periods).

     "Interest Receivable"

     means, in respect of any Relevant Period, all interest receivable and similar income as shown in (or in the notes to) the financial statements of the Group (calculated on a consolidated basis) for that Relevant Period but excluding interest receivable by a company of the type referred to in paragraph (a) of the definition of Project Finance Borrowings.

     "Investments"

     means, as at any date, the aggregate (calculated on a consolidated basis) of:

     (a) cash in hand in a jurisdiction where such amounts are freely transferable out of that jurisdiction and convertible into currencies dealt in on the London foreign exchange market;

     (b) money at call in a jurisdiction, and freely convertible into currencies, referred to in (a) above;

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                                       7

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     (c)  deposits and certificates of deposit the term of which has twelve months or less remaining to maturity in a jurisdiction, and freely convertible into currencies, referred to in (a) above;

     (d)  United Kingdom gilts;

     (e) deposits made with the Commissioners of Inland Revenue in respect of which certificates of tax deposit have been issued by Her Majesty's Treasury;

     (f) sterling bills of exchange eligible for rediscount at the Bank of England;

     (g) bonds rated AA- (or the equivalent) or above by Standard & Poor's Ratings Group, IBCA Limited or Moody's Investors Service Limited; and

     (h) any other negotiable money market instrument issued by an issuer in a jurisdiction, and convertible into currencies, referred to in (a) above with a maximum maturity of twelve months or less, excluding commercial paper (unless it is rated at least A1 by Standard & Poor's Ratings Group or IBCA Limited or P1 by Moody's Investors Service Limited),

     provided that, when the aggregate amount of Investments required to be taken into account for the purposes of this definition on any particular day is being ascertained, any such Investments denominated or repayable or in respect of which monies are payable in a currency other than sterling shall be taken into account at their sterling equivalent at the rate of exchange prevailing on that day in London using the Bank's spot rate as of
     11.00 a.m. on such date for the purchase of such currency with sterling.

     "LIBID"

     means, in relation to an amount received by the Bank referred to in Clause 21.2(b) (Other indemnities), the rate quoted by the Bank to leading banks in the London interbank market at or about 11.00 a.m. on the relevant day for the taking of deposits in sterling and in an amount approximately equal to the amount so received from the Borrower for the period from and including the date that payment is received by the Bank to but excluding the last day of the Interest Period of the relevant Loan or amount.

     "LIBOR"

     means, in relation to an Interest Period:

     (a) the rate appearing on the Telerate Screen page 3750 or any equivalent successor to such page or other page as appropriate on the Telerate Service or such other service as may, from time to time, display the British Bankers' Association Interest Settlement Rates for deposits in the relevant currency (as agreed between the relevant Borrower and the Bank (acting reasonably)) (the "Telerate Screen"); or

     (b) (in the absence of manifest error, if no such offered rate for quotation appears on the Telerate Screen) the rate quoted by the Bank to leading banks in the London interbank market,

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                                       8

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     (in each case) at 11.00 a.m. on the first day of that Interest Period, as being the interest rate(s) quoted in the London interbank market for the offering of deposits in sterling for a period equal to that Interest Period of that Loan.

     "Licence"

     means the public electricity supply licence granted by the Secretary of State to the Company under Section 6(I)(c) of the Electricity Act 1989.

     "Loan"

     means, subject to Clause 8 (Interest Periods), the principal amount of each borrowing by the Borrower under this Agreement or the principal amount outstanding of that borrowing.

     "Margin"

     means:

     (a) for the period from the date of this Agreement to the date falling 3 months after the date of this Agreement (both dates inclusive) 0.125 per cent. per annum;

     (b) thereafter to and including the date falling six months after the date of this Agreement, 0.20 per cent. per annum;

     (c) thereafter to and including the date falling nine months after the date of this Agreement, 0.30 per cent. per annum; and

     (d)  thereafter 0.50 per cent. per annum.

     "MLA Cost"

     means the cost imputed to the Bank of compliance with the Mandatory Liquid Assets requirements of the Bank of England during an Interest Period, expressed as a rate per annum and determined in accordance with Schedule 2.

     "Net Interest Payable"

     means, in respect of any Relevant Period, Interest Payable less Interest Receivable for that Relevant Period.

     "Party"

     means a party to this Agreement.

     "Permitted Security Interest"

     means any Security Interest:

     (a) arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process which is contested by the Borrower or any of its Subsidiaries in good faith or created in favour of a plaintiff or defendant in any action of the court

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                                       9

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          or tribunal before whom such action is brought as security for costs or expenses where the Borrower or one of its Subsidiaries is prosecuting or defending such action in the bona fide interests of the Group;

     (b) arising by operation of law or contained in a contract for the sale of goods or supply of services entered into in the ordinary course of business of the company creating the same or which is a pledge over or assignment of documents of title, insurance policies and sale contracts in relation to commercial goods created or made in the ordinary course of business to secure the purchase price of goods or indebtedness to finance such purchase price;

     (c) over or affecting any asset acquired by a member of the Group after the date hereof and subject to which such asset is acquired provided that the principal amount secured by such Security Interest is not increased either as a result of such acquisition or thereafter;

     (d) over or affecting any asset of any company which becomes a member of the Group after the date hereof, where such Security Interest is created prior to the date on which such company becomes a member of the Group and provided that the principal amount secured by such Security Interest is not increased either as a result of such company becoming a member of the Group or thereafter;

     (e) created or granted in favour of the European Investment Bank or any successor institution or in respect of any financial indebtedness originally specified to mature no earlier than the [tenth] anniversary of the date of the agreement originally evidencing such financial indebtedness;

     (f) which is a Security Interest (a "Substitute Security Interest") which replaces any Permitted Security Interest and which secures an amount not exceeding the principal amount secured by such Permitted Security Interest together with any interest accruing on such amounts from the date such Substitute Security Interest is created or arises and any fees or expenses incurred in relation thereto and in such circumstances when such Permitted Security Interest will be released as a consequence of such Substitute Security Interest being granted;

     (g) over or affecting an asset where such Security Interest was granted in connection with the acquisition or development for the sole purpose of financing or refinancing that acquisition or development;

     (h) arising in connection with any cash management or netting arrangements made between any banks or financial institutions and any member or members of the Group;

     (i) created prior to the date of this Agreement provided the principal amount secured by such Security Interest shall not be increased after the date of this Agreement;

     (j) arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by any member of the Group in the ordinary course of business;

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     (k)  over assets and/or (where such assets comprise substantially the whole of the assets of the owner thereof) shares or the like in the owner of such assets securing borrowings incurred to finance the cost of developing (or acquiring and developing) such assets (and/or securing any indebtedness in respect of hedging actual or projected exposure in respect of these borrowings) where such borrowings are Project Finance Borrowings;

     (l) created under or pursuant to, or in accordance or connection with, the terms of any pooling and settlement agreement (including, without limitation, the Pooling and Settlement Agreement) or pooling and settling arrangements of the electricity supply industry or any transactions or arrangements entered into in connection with the management of risks relating thereto;

     (m) securing indebtedness not otherwise permitted to be secured by Security Interests provided that the aggregate principal amount of the indebtedness so secured under this paragraph (m) shall not at any time exceed (pound)10,000,000 or (if higher) 2 per cent. of Adjusted Share Capital and Reserves; or

     (n) to the creation or subsistence of which the Bank at any time consents in writing.

     "Pooling and Settlement Agreement"

     means an agreement dated 30 March 1990 (as amended and restated at 22 April
     1994), made by the Company with The National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system and, while the same has effect, the Initial Settlement Agreement dated 30 March 1990;

     "Principal Subsidiary"

     means Holdings, the Company or a Subsidiary of the Borrower (not being a Subsidiary falling within category (a) of the definition of Project Finance Borrowings or any other Subsidiary of the Borrower whose only Borrowings are Project Finance Borrowings):

     (a) whose (i) net assets or (ii) turnover represent 10 per cent. or more of the net assets of the Group or consolidated turnover of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) and the then latest audited consolidated financial statements of the Group; or

     (b) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Borrower which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (b) (but without prejudice to the provisions of sub-paragraph (a) above), upon publication of its next audited financial statements; or

     (c) which is a holder of any public electricity supply licence granted by the Secretary of State.

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     "Project Finance Borrowings"

     means any Borrowings to finance the ownership, acquisition, construction, development and/or operation of an asset:

     (a) made by a single purpose company (whether or not a member of the Group) whose principal assets and business are constituted by the ownership, acquisition, construction, development and/or operation of an asset and whose liabilities in respect of the relevant financing are not directly or indirectly the subject of a guarantee, indemnity or any other form of assurance, undertaking or support from any member of the Group except as expressly referred to in paragraph (b)(iii) below; or

     (b) in respect of which the person or persons to whom such Borrowings are or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group for the repayment of or payment of any sum relating to such Borrowings other than:

          (i) recourse to the relevant borrower for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

          (ii) recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of those Borrowings in an enforcement of any Security Interest given by such borrower over such asset or the income, cash flow or other proceeds arising therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the relevant borrower) to secure those Borrowings or any recourse referred to in (iii) below, provided that (A) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (B) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Borrowings, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such Security Interest); and/or

          (iii) recourse to such borrower generally, or directly or indirectly to a member of the Group under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or any obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; or

     (c) which the Bank shall have agreed (acting reasonably) in writing to treat as a Project Finance Borrowing for the purposes of this Agreement.

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                                       12

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     "Qualifying Bank"

     means a bank which:

     (a) is a bank within the meaning of Section 840A of the Income and Corporation Taxes Act 1988;

     (b) will be beneficially entitled to any interest to be paid to it (as the Bank) under this Agreement; and

     (c) is within the charge to United Kingdom corporation tax as respects such interest.

     "Relevant Period"

     means each period of 12 months ending on the date of the audited consolidated accounts for each of the Borrower's financial years and on the date of the Borrower's unaudited consolidated accounts for the first half of each of the Borrower's financial years.

     "Repayment Date"

     means the date falling 364 days after the date of this Agreement.

     "Request"

     means a request made by the Borrower for a Loan, substantially in the form of Schedule 3.

     "Rollover Loan"

     means, in relation to a particular date, one or more Facility B Loans:

     (a) whose proposed Drawdown Date is the same as the last day of the Interest Period of one or more existing Facility B Loans; and

     (b) whose aggregate principal amount does not exceed the aggregate outstanding principal amount of all existing Facility B Loans whose Interest Period ends on that Drawdown Date.

     "Secretary of State"

     means the person from time to time holding office as the Secretary of State for Trade and Industry or any successor office thereto;

     "Security Interest"

     means any mortgage, pledge, lien (other than a lien arising by operation of law), charge or other security interest.

     "Subordinated Debt"

     means, at any time, the outstanding amount (including capitalised interest) of Borrowings which is:

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                                       13

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     (a)  owing by the Borrower to any of its shareholders or a wholly-owned subsidiary (other than a member of the Group) of any of them; and

     (b) fully subordinated to the indebtedness of the Borrower under this Agreement by a subordination agreement in an agreed form.

     "Subsidiary"

     means:-

     (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985 as amended by Section 144 of the Companies Act 1989; and

     (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 21 of the Companies Act 1989.

     "Term Date"

     means the date falling 10 Business Days after the date of this Agreement.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:-

     (i) an "agreed form" means, in the case of a document, the form of that document agreed between the Borrower and the Bank as evidenced by the initialling of that document (or other written confirmation of the same) by the Borrower and the Bank or their respective legal advisers;

          "assets" includes properties, revenues and rights of every description;

          an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

          a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

          a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

          "tax" includes any present or future tax, levy, impost, duty, charge, fee deduction or withholding of any nature and whatever called by whomsoever and wherever imposed, levied, collected, withheld or assessed;

          the "windfall tax" is a reference to any tax substantially similar to the windfall tax provided for by Part I and Schedules 1 and 2 of the Finance Bill ordered to be printed by the House of Commons on 7th July, 1997.

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     (ii) a provision of law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its successors and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or other document as amended, novated or supplemented; and

     (vi) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.3  Financial definitions

     In this Agreement Adjusted Share Capital and Reserves as at the end of a Relevant Period, and EBITDA, Interest Payable and Interest Receivable for any Relevant Period shall be determined or calculated by reference to the financial statements of the Borrower for that Relevant Period delivered to the Bank under Clause 16.2 (Financial information).

2.   THE FACILITY

(a)  Subject to the terms of this Agreement, the Bank agrees:

     (i) to make Facility A Loans available during the Facility A Commitment Period up to an aggregate principal amount not exceeding the Facility A Commitment; and

     (ii) to make Facility B Loans available during the Facility B Commitment Period up to an aggregate principal amount not exceeding at any time the Facility B Commitment.

(b)  No more than 10 Loans shall be outstanding at any time.

3.   PURPOSE

     The Borrower shall apply each Loan towards its general corporate purposes including (without limitation) prepayment of the Existing Facility. Without affecting the obligations of the Borrower in any way, the Bank is not bound to monitor or verify the application of any Loan.

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4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

     The obligations of the Bank to the Borrower under this Agreement are subject to the condition precedent that it has received all of the documents set out in Schedule 1 in the agreed form.

4.2  Further conditions precedent

     The obligation of the Bank to make any Loan is subject to the further conditions precedent that on both the date of the Request and the Drawdown Date:-

     (a) the representations and warranties in Clause 15 (Representations and warranties) to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the Loan is made; and

     (b)  (i) (in the case of a Loan other than a Rollover Loan) no Default

          (ii) in the case of a Rollover Loan, no Event of Default

     is outstanding or would result from the making of the Loan.

5.   DRAWDOWN

5.1  Commitment Period

(a) The Borrower may borrow a Loan during the relevant Commitment Period if the Bank receives, not later than:

     (i) 4.00 p.m. on the Business Day before the proposed Drawdown Date (in the case of Facility A); or;

     (ii) 10.00 a.m. on the proposed Drawdown Date (in the case of Facility B),

     a duly completed Request.

(b) The undrawn amount (if any) of the Facility A Commitment shall automatically be cancelled at close of business on the Term Date and the Facility B Commitment shall automatically be cancelled in full on the Repayment Date.

5.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:-

     (a) the Drawdown Date is a Business Day (which, in the case of Facility A, must fall on or before the Term Date);

     (b)  the Facility under which the Loan is to be made is specified;

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     (c)  the principal amount of the Loan is a minimum of (pound)25,000,000 (in the case of Facility A) or (pound)1,000,000 (in the case of Facility
          B) and (in each case) an integral multiple of (pound)1,000,000 or the balance of the relevant undrawn Commitment;

     (d) the first Interest Period selected complies with Clause 8 (Interest Periods); and

     (e)  the payment instructions comply with Clause 10 (Payments).

     Each Request must specify one Loan only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

5.3  Advance of Loan

     Subject to the terms of this Agreement, the Bank shall make the Loan available to the Borrower on the relevant Drawdown Date.

6.   REPAYMENT

6.1  Facility A

     The Borrower shall repay each Facility A Loan in full on the Repayment
     Date.

6.2  Facility B

     The Borrower shall repay each Facility B Loan in full on the last day of the Interest Period for that Facility B Loan.

6.3  Reborrowing

(a) Amounts repaid under Facility B may be re-borrowed, in accordance with the terms of this Agreement, prior to the Repayment Date.

(b) Subject to paragraph (a) above, no amount repaid under this Agreement may be re-borrowed.

7.   PREPAYMENT AND CANCELLATION

7.1  Voluntary prepayment

     The Borrower may at any time, by giving not less than 7 days' prior notice to the Bank, prepay any Loan in whole or in part (but, if in part, in a minimum amount of (pound)10,000,000 and an integral multiple of (pound)1,000,000).

7.2  Voluntary cancellation

     The Borrower may, by giving not less than 7 days' prior notice to the Bank, cancel the undrawn amount of either Commitment in whole or in part (but, if in part, in a minimum amount of (pound)10,000,000 and an integral multiple of (pound)1,000,000).

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7.3  Additional right of prepayment and cancellation

     If:-

     (a) the Borrower is required to pay to the Bank any additional amounts under Clause 11 (Taxes); or

     (b) the Borrower is required to pay to the Bank any amount under Clause 13 (Increased costs); or

     (c) interest on a Loan is being calculated in accordance with Clause 12.2 (Alternative basis),

     then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, whilst the circumstances continue, serve a notice of prepayment and cancellation on the Bank. On the date falling 5 Business Days after the date of service of the notice:-

     (i)  the Borrower shall prepay all the Loans; and

     (ii) the undrawn Commitment shall be cancelled.

7.4  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount prepaid under Facility A may subsequently be re-borrowed. Subject to the terms of this Agreement amounts prepaid under Facility B may be reborrowed. No amount of a Commitment cancelled under this Agreement may subsequently be reinstated.

8.   INTEREST PERIODS

8.1  General

(a)  Each Facility A Loan shall have successive Interest Periods.

(b)  Each Facility B Loan shall have one Interest Period only.

(c) Any Interest period which would otherwise end during the week preceding, or extend beyond the Repayment Date shall be of such duration that it shall end on the Repayment Date.

8.2  Selection

(a) The Borrower may select an Interest Period for a Loan in either the relevant Request or, if (in the case of a Facility A Loan) the Loan has been borrowed, a notice received by the Bank not later than 4.00 p.m. on the Business Day before the commencement of that Interest Period.

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                                       18

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     Each Interest Period for a Loan will commence on its Drawdown Date or (in the case of a Facility A Loan) the expiry of its preceding Interest Period.

(b) Subject to the following provisions of this Clause 8, each Interest Period will be either an approved duration or an optional duration as so selected under paragraph (a) above.

     In this Clause 8:-

     "approved duration" means 1 or 2 weeks or 1, 2, 3 or 6 months; and

     "optional duration" means any other period agreed by the Bank.

(c) If the Borrower fails to select an Interest Period for an outstanding Facility A Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 8, be one month.

(d)  No Interest Period for a Facility B Loan may extend beyond the Repayment
     Date.

8.3  Selection of an optional duration

(a) If the Borrower selects an Interest Period of an optional duration, it may also select an Interest Period of an approved duration to apply if the selection of an optional duration becomes ineffective in accordance with paragraph (b) below.

(b)  If:-

     (i)  the Borrower requests an Interest Period of an optional duration; and

     (ii) the Bank notifies the Borrower not later than 10.30 a.m. on the first Business Day of that Interest Period that matching deposits are not available to it in the London interbank market to fund the Loan for that Interest Period, the Interest Period for that Loan shall be the alternative period so specified or, in the absence of any alternative selection, one month.

8.4  Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.5  Consolidation and splitting

(a) Notwithstanding Clause 8.2 (Selection), the first Interest Period for each Facility A Loan shall end on the same day as the current Interest Period for any other Facility A Loan. On the last day of those Interest Periods, those Loans shall be consolidated and treated as one Loan.

(b) The Borrower may, subject to Clause 2(b), in any notice selecting an Interest Period for an outstanding Facility A Loan under Clause 8.2 (Selection), direct that the Facility A Loan in question shall, at the beginning of that Interest Period be divided into (and thereafter be treated for all purposes under this Agreement as) two Facility A Loans in such amount each

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                                       19

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     being a minimum of (pound)25,000,000 and an integral multiple of
     (pound)1,000,000 as the Borrower shall specify and on the first day of the Interest Period to which that notice relates those Facility A Loans shall be so divided.

8.6  Other adjustments

     The Bank and the Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

9.   INTEREST

9.1  Interest rate

     The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Bank to be the aggregate of the applicable:-

     (a)  Margin;

     (b)  LIBOR; and

     (c)  MLA Cost.

9.2  Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than 6 months, on the date falling 6 months after the first day of that Interest Period.

9.3  Default interest

(a) If the Borrower fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Bank pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Bank to be 1 per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Bank may determine (each a "Designated Interest Period").

(b) The default rate will be determined by the Bank on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If deposits in the currency of the overdue amount are not at the relevant time being made available by the Bank to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Bank from whatever sources it may select.

(d) Default interest will be compounded at the end of each Designated Interest Period.

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                                       20

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10.  PAYMENTS

10.1 Place

     All payments under this Agreement shall be made to the relevant Party to its account at such office or bank in the U.K. as it may notify to the other Party for this purpose.

10.2 Funds

     Payments under this Agreement shall be made for value on the due date at such times and in such funds as the Bank may specify as being customary at the time for the settlement of transactions in sterling.

10.3 Currency

(a) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in sterling.

10.4 Set-off and counterclaim

     All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

10.5 Non-Business Days

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

11.  TAXES

11.1 Gross-up

     Subject to Clause 11.4 (Exceptions from gross-up), each payment to be made by the Borrower under this Agreement shall be made free and clear of and without deduction or withholding (whether for or on account of tax or otherwise) unless the Borrower is required by law to make such a payment subject to such deduction or withholding in respect of any taxes imposed by laws of the United Kingdom or any federation or association of sovereign states of which the United Kingdom is a member, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall (subject as provided in this Clause) be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

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                                       21

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11.2 Tax receipts

     Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, the Borrower shall deliver to the Bank evidence satisfactory to the Bank of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority (a receipt by the relevant taxing or other authority being deemed to be such evidence).

11.3 Tax credits

     If the Borrower makes a payment under Clause 11.1 (Gross-up) for the account of the Bank and the Bank determines that it has received or been granted a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding under Clause 11.1 (Gross-up) the Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the Bank determines is attributable to such deduction or withholding under Clause 11.1 (Gross-up) and which will leave the Bank (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding under Clause 11.1 (Gross-up). Nothing in this Clause 11.3 shall interfere with the right of the Bank to arrange its tax affairs in whatever manner it thinks fit nor oblige the Bank to disclose any information relating to its tax affairs or any computations in respect thereof.

11.4 Exceptions from gross-up

(a)  If:

     (i)  the Bank is not or ceases to be a Qualifying Bank; and

     (ii) as a result the Borrower is required to deduct or withhold United Kingdom income tax in respect of payments of interest to be made by the Borrower to the Bank under this Agreement,

     then the Borrower shall not be liable to pay under Clause 11.1 (Gross-up) in respect of any such payment of interest any amount in excess of the amount it would have been obliged to pay if the Bank were a Qualifying Bank provided that this Clause 11.4 shall not apply if, after the date of this Agreement any change occurs in, or in the official interpretation or application of, any relevant law or the practice of the United Kingdom Inland Revenue and as a result thereof the Bank is not or ceases to be a Qualifying Bank.

(b)  The obligation of the Borrower to pay an additional amount under Clause
     11.1 (Gross-up) shall not apply to the extent that the tax deducted is tax on the overall net income of the Bank save to the extent that such tax is in respect of the relevant payment from which the deduction must be made.

11.5 Notification

     If at any time after the date of this Agreement the Bank is aware that it is not or will cease to be a Qualifying Bank (for whatever reason), it shall promptly notify the Borrower.

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

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12.  MARKET DISRUPTION

12.1 Market disruption

     If, by reason of circumstances affecting the London interbank market generally, the Bank is unable to make any determination of LIBOR, the Bank shall promptly notify the Borrower of the fact and that this Clause 12 (Market disruption) is in operation.

12.2 Alternative basis

(a) If a notification under Clause 12.1 (Market disruption) applies to a Loan which has not been made:

     (i)  that Loan shall still be made;

     (ii) the first Interest Period of that Loan shall be one month; and

     (iii) interest in respect of that Loan shall be calculated in accordance with paragraph (b) below.

(b) If a notification under Clause 12.1 (Market disruption) applies to a Loan then, notwithstanding any other provision of this Agreement:

     (i) within 5 Business Days of receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and/or any other Loans;

     (ii) if no alternative basis is agreed, the Bank shall certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining that Loan, which shall be binding on the Borrower; and

     (iii) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Bank of funding the Loan from whatever sources it may select plus the Margin plus any MLA Cost.

(c) The Bank shall consult with the Borrower at least once every 14 days after the occurrence and during the continuance of the circumstances specified in the foregoing provisions of this Clause 12 with a view to reverting to the normal provisions for the determination of the rates of interest applicable to any Loan under this Agreement.

13.  INCREASED COSTS

13.1 Increased costs

(a) Subject to Clause 13.2 (Exceptions), the Borrower shall within 5 Business Days of a demand by the Bank pay to the Bank the amount of any increased cost incurred by it as a result of any change in or change in the interpretation or application of any law or regulation (including any law or regulation relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary

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

                                       23

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     control). Any such demand shall set out in reasonable detail the calculation and the cause of the amounts claimed and contain confirmation that the Bank is taking the same approach in relation to the majority of its other facilities of a similar nature.

(b)  In this Agreement "increased cost" means:

     (i) an additional cost incurred by the Bank as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by the Bank in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Loans made or to be made under this Agreement as is attributable to it making, funding or maintaining the Loans; or

     (iii) a reduction in any amount payable to the Bank or the effective return to the Bank under this Agreement or on its capital; or

     (iv) the amount of any payment made by the Bank, or the amount of any interest or other return foregone by the Bank, calculated by reference to any amount received or receivable by the Bank under this Agreement.

13.2 Exceptions

     Clause 13.1 (Increased costs) does not apply to any increased cost:-

     (a)  compensated for by the payment of the MLA Cost;

     (b) compensated for by the operation of Clause 11 (Taxes) or which would have been compensated under that Clause but for the operation of Clause 11.4 (Exceptions from gross-up);

     (c) attributable to any change in the rate of tax on the overall net income of the Bank;

     (d) occurring as a result of any negligence or default of the Bank, including, without limitation, a breach by the Bank of any fiscal, monetary or capital adequacy limit imposed on it by any law or regulation; or

     (e) any increased cost attributable to any implementation of the proposals contained in any of:-

          (i) the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards"; or

          (ii) the EC Solvency Ratio Directive, EC Own Funds Directive, or EC Capital Adequacy Directive or any law, regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, central bank, agency, department, regulatory, self-regulatory or other authority in any jurisdiction, implementing, applying or supplementing any of them with which the Bank complies or is required to comply,

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                                       24

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          in each case as published before the date of this Agreement unless it results from any change in, or change in the interpretation of or application of, that statement, Directive, law, regulation, rule, official directive, request or guideline after the date of this Agreement.

14.  ILLEGALITY AND MITIGATION

14.1 Illegality

     If it is or becomes unlawful in any jurisdiction for the Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Loan, then:-

     (a)  the Bank may notify the Borrower accordingly; and

     (b) (i) the Borrower shall forthwith prepay all or part of the Loans to the extent necessary to avoid the relevant illegality together with accrued interest on that portion of the Loan; and

          (ii) the undrawn Commitments shall be reduced to such amount as would be lawful or (if no such amount would be lawful) to zero,

     in each case, on the last day before the relevant unlawfulness takes effect.

14.2 Mitigation

     If circumstances arise which would, or would on the giving of notice, result in:-

     (a)  any additional amounts becoming payable under Clause 11 (Taxes); or

     (b)  any amount becoming payable under Clause 13 (Increased costs); or

     (c) any prepayment, early payment or cancellation under Clause 14.1 (Illegality),

     then, without limiting the obligations of the Borrower under this Agreement and without prejudice to the terms of Clauses 11 (Taxes), 13 (Increased costs) and 14.1 (Illegality), the Bank shall, in consultation with the Borrower, take such steps as may be open to it to mitigate or remove such circumstance, including (without limitation) the transfer of its rights and obligations under this Agreement to another branch or another bank or financial institution acceptable to the Borrower, unless to do so would (in the opinion of the Bank) be prejudicial to it.

15.  REPRESENTATIONS AND WARRANTIES

15.1 Representations and warranties

     The Borrower makes the representations and warranties set out in this Clause 15 (Representations and warranties) to the Bank.

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                                       25

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15.2 Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of England;

(b) each member of the Group has the power to own its assets and carry on its business as it is being conducted;

(c)  (i) Holdings is the direct, wholly owned, Subsidiary of the Borrower; and

     (ii) the Company is the direct, wholly owned, Subsidiary of Holdings; and

(d) the Company has been duly licensed by the Secretary of State under Section 6(I)(c) of the Electricity Act 1989.

15.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

15.4 Legal validity

     Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation.

15.5 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:-

     (a) conflict with the Company's Licence or any law or regulation or judicial or official order; or

     (b)  conflict with the constitutional documents of any member of the Group;
          or

     (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group,

     in any such case to an extent or in a manner which would have a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement or its ability to comply with Clause 16.17 (Financial covenants).

15.6 No default

     No Event of Default or Default is outstanding which has not been remedied or waived or would result from the making of any Loan.

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                                       26

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15.7 Authorisations

     All authorisations required in connection with the entry into, performance and validity of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

15.8 Accounts

(a) On and from the date that audited consolidated accounts of the Group are first delivered to the Bank under Clause 16.2 (Financial information), the audited consolidated accounts of the Group most recently delivered to the Bank:-

     (i) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom; and

     (ii) (in conjunction with the notes thereto) give a true and fair view of the consolidated financial condition of the Group as at the date to which they were drawn up; and

(b) except as disclosed to the Bank, there has been no material adverse change in the Borrower's ability to make payments as they fall due since the date of the financial projections referred to in Clause 2.1.11 of the Existing Facility.

15.9 Litigation

     Save as disclosed in writing to the Bank prior to the date of this Agreement no litigation or arbitration is current or, to its knowledge, pending or has been threatened in writing, which are likely to be determined adversely to it and, if so determined, might reasonably be likely to have a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement or on its ability to comply with Clause 16.17 (Financial covenants).

15.10 Licence

     The Licence is in full force and effect, there exist no material breaches of the terms of the Licence and there are no circumstances in existence which would be likely to lead the Director General or the Secretary of State to seek to revoke the Licence except in each case where the relevant event or circumstances would not have a material adverse effect on the ability of the Borrower to comply with its payment obligations under this Agreement or on its ability to comply with Clause 16.17 (Financial covenants).

15.11 Times for making representations and warranties

     The representations and warranties set out in this Clause 15
     (Representations and warranties):-

     (a)  are made on the date of this Agreement; and

     (b) (other than the representations in Clauses 15.2(d) (Status), 15.8(b) (Accounts) and 15.9 (Litigation)) are deemed to be repeated by the Borrower on the date of each Request and the first day of each Interest Period with reference to the facts and

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          circumstances then existing but as if the words in Clause 15.6 (No default) "or Default" had been deleted.

16.  UNDERTAKINGS

16.1 Duration

     The undertakings in this Clause 16 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

16.2 Financial information

     The Borrower shall supply to the Bank:-

     (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years), the audited consolidated accounts of the Group for that financial year;

     (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years), the unaudited consolidated accounts of the Group for that half-year; and

     (c) together with the accounts specified in paragraphs (a) and (b) above, a certificate signed by two of its directors on its behalf setting out in reasonable detail computations establishing compliance with Clause
          16.17 (Financial covenants),

     and all such accounts supplied under paragraphs (a) or (b) above shall be prepared in accordance with accounting principles generally accepted in England.

16.3 Information - Miscellaneous

     The Borrower shall supply to the Bank:-

     (a) all documents despatched by it to its creditors generally or (if it is not a close company within the meaning of Section 414 of the Income and Corporation Taxes Act, 1988) to its shareholders generally (or any class of its shareholders generally) at the same time as they are despatched; and

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending, and which if they had been current or threatened in writing on the date of this Agreement would have resulted in the representation in Clause 15.9 (Litigation) being incorrect in any material respect.

16.4 Notification of Default

     The Borrower shall notify the Bank of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

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16.5 Compliance certificates

     The Borrower shall supply to the Bank:-

     (a) together with the accounts specified in Clause 16.2(a) (Financial information); and

     (b) promptly if the Bank so requests (but no more often than twice in a calendar year (excluding the certificate under paragraph (a) above)),

     a certificate signed by two of its directors on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

16.6 Authorisations

     The Borrower shall:-

     (a) use all reasonable endeavours to obtain, maintain and comply in all material respects with the terms of; and

     (b)  (if requested) supply certified copies to the Bank of,

     any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or admissibility in evidence of, any Finance Document.

16.7 Pari passu ranking

     The Borrower shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for taxes, national insurance contributions, local or water authority rates and employee remuneration and benefits which are mandatorily preferred by law applying to companies generally or by the Electricity Act 1989.

16.8 Negative pledge

(a) The Borrower shall not, and shall procure that neither Holdings, the Company nor any other Principal Subsidiary will, create or permit to subsist any Security Interest on any of its assets.

(b) (i) The Borrower shall not create or permit to subsist any Security Interest on any of its shares in or loans to Holdings; and

     (ii) the Borrower shall procure that Holdings will not create or permit to subsist any Security Interest in any of its shares in or loans to the Company.

(c) Paragraph (a) does not apply to Permitted Security Interests or to Security Interests arising under the Electricity Act 1989.

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16.9 Transactions similar to security

     The Borrower shall not, and shall procure that Holdings will not:-

     (a) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

     (b) (except as permitted under Clause 16.10 (Disposals)) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

16.10 Disposals

(a) The Borrower will not sell, transfer or otherwise dispose of or cease to exercise direct control over any of its shares in Holdings.

(b) The Borrower will procure that Holdings does not sell, transfer or otherwise dispose of or cease to exercise direct control over any of the shares in the Company owned by Holdings.

(c) The Borrower will not, and will procure that Holdings does not dispose of all or any material part of its assets other than those referred to in paragraphs (a) and (b) above.

(d) The Borrower shall procure that neither the Company nor any other Principal Subsidiary (other than Holdings) shall either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets if the relevant disposal would have a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement or its ability to comply with Clause 16.17 (Financial covenants).

     Paragraphs (c) and (d) above do not apply to:

     (i) sales, conveyances, transfers or other disposals in the ordinary course of business on arm's length terms or otherwise at market value; or

     (ii) sales, conveyances, transfers or other disposals the aggregate book value of which is at the time of the final such disposal in any financial year 7.5% or less of Adjusted Share Capital and Reserves; or

     (iii) disposals to another member of the Group; or

     (iv) disposals of assets in exchange for other assets similar as to type and value or where all or a substantial part of the net proceeds of such disposal are used within 60 days of the disposal (or such longer period as the Bank may agree) in the acquisition of such assets; or

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     (v)  disposals of cash raised or borrowed or temporary investments representing surplus funds; or

     (vi) the expenditure of cash in the ordinary course of business including, without limitation, for the repayment of any debt or the acquisition of any asset; or

     (vii) the payment of any dividend or distribution whatsoever and whether extraordinary or special in nature or otherwise, in each case, in cash or in specie; or

     (viii) disposals on normal commercial terms of old and/or obsolete plant or equipment; or

     (ix) any distribution of the surplus assets of a Subsidiary (not being a Principal Subsidiary) in a liquidation or winding up not involving insolvency; or

     (x) any disposal, transfer or distribution arising out of or in connection with a scheme of arrangement or other reorganisation of the Borrower and/or any of its Subsidiaries; or

     (xi) disposals (with or without recourse) of receivables at arm's length and on normal commercial terms (or by way of securitisation or monetisation); or

     (xii) the sale at arm's length of any of the shares in Ionica PLC owned by the Company; or

     (xiii) with the prior written consent of the Bank.

16.11 Change of business

     Unless the Bank otherwise agrees or the change arises by operation of law, the Borrower shall not permit the Group as a whole to make any substantial change in the nature of its business as a distributor and/or supplier of electricity within its authorised area which would adversely affect the Borrower's ability to comply with its payment obligations under this Agreement or its ability to comply with Clause 16.17 (Financial covenants).

16.12 Restriction on Borrowings

     None of the Borrower, Holdings and the Company will incur or have outstanding any Borrowings other than:

     (a)  under the Finance Documents;

     (b) for the purpose of refinancing the Facility in full on the date on which such Borrowings are first utilised;

     (c) for the purpose of refinancing part of the Facility so long as all utilisations of such Borrowings shall be applied first to repay outstanding Facility A Loans (and if any portion of the Borrowings referred to above remains unused after the Facility A Loans have been repaid or prepaid in full, an amount of the Facility B Commitments equal to the amount of that portion shall be cancelled);

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     (d)  in the case of the Company, Borrowings not exceeding, in aggregate
          (pound)250,000,000 provided that the documents evidencing such Borrowings do not contain any prohibition or restriction on the ability of the Company to pay dividends or make distributions or make other payments to Holdings;

     (e)  Borrowings owing to another member of the Group;

     (f)  Subordinated Debt;

     (g) in the case of the Company and its Subsidiaries, Borrowings existing at the time the Company became a subsidiary of Holdings and any replacement of such Borrowings in the same or a lower amount;

     (h) in the case of the Borrower and its Subsidiaries, Borrowings secured by Permitted Security Interests;

     (i) in the case of the Borrower and its Subsidiaries, Borrowings under any recourse disposal of receivables;

     (j)  Project Finance Borrowings;

     (k)  with the prior written consent of the Bank; or

     (l)  any other Borrowings in an amount not exceeding (pound)15,000,000.

16.13 Environmental Matters

     The Borrower will ensure that each member of the Group will:

     (a) obtain all necessary Environmental Licences and comply in all material respects with (i) the terms and conditions of all Environmental Licences applicable to it and (ii) all other applicable Environmental Laws in each case where failure to do so would have a material adverse effect on the ability of the Borrower to comply with its payment obligations under this Agreement or its ability to comply with Clause
          16.17 (Financial covenants);

     (b) promptly upon receipt of the same, notify the Bank of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which would or would be likely to or (in the case of an alleged breach), if substantiated, would have a material adverse effect on the ability of the Borrower to comply with its payment obligations under this Agreement or its ability to comply with Clause
          16.17 (Financial covenants).

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16.14 Company distributions etc.

     Subject to:

     (a) compliance with all applicable laws, directives and consents (including, without limitation, the Electricity Act, 1989 and the conditions of the Licence) by the Company or, as the case may be, the relevant Subsidiary; and

     (b) retention of cash by the Company or, as the case may be, the relevant Subsidiary to meet its projected cash requirements,

     the Borrower will procure that the Company does not enter into any agreement prohibiting it from, and will use all reasonable endeavours to procure that the Company and/or each other member of the Group does distribute, lend or otherwise transfer so as to be received directly or indirectly by the Borrower, such cash from time to time as may be required from time to time to meet and provide for the Borrower's payment obligations under the Finance Documents, save to the extent to which funds for that purpose are provided from another source.

16.15 Clear Market

     There will not (without the prior written consent of the Bank (not to be unreasonably withheld)) be any public or private financing in the domestic (whether in the United Kingdom or the United States) or international bank or capital markets for the Borrower or Holdings other than:

     (a)  an Anticipated Refinancing; or

     (b) short term financings entered into in the ordinary course of business of the Group.

16.16 Licence

(a) To the extent that the Borrower's ability to perform its payment obligations under this Agreement or its ability to comply with Clause 16.17 (Financial covenants) would otherwise be materially adversely affected, the Borrower will procure that the Company complies with all terms and conditions of the Licence and with the requirements of all laws, rules, regulations, orders and other requirements for the time being of the Secretary of State and the Director General applicable to the Company with which it is obliged to comply; and

(b) the Borrower will promptly notify the Bank of any significant amendments to the Licence occurring after the date of this Agreement.

16.17 Financial covenants

     The Borrower shall procure that:

     (a)  the ratio of Debt to Capitalisation does not at any time exceed 79%;
          and

     (b)  EBITDA of the Group for any Relevant Period shall not be less than
          2.00 times Net Interest Payable for that Relevant Period.

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17.  DEFAULT

17.1 Events of Default

     Each of the events set out in Clauses 17.2 (Non-payment) to 17.14 (Ownership of the Company) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

17.2 Non-payment

     The Borrower does not pay any amount payable by it under the Finance Documents on the due date at the place at and in the currency in which it is expressed to be payable and, but only if such failure is due solely to administrative error or technical difficulties, such non payment is not remedied within 5 Business Days.

17.3 Breach of other obligations

(a) The Borrower does not comply with the provisions of Clause 16.17 (Financial covenants).

(b) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in paragraph (a) above or Clause 17.2 (Non-Payment)) and such default, if capable of remedy, is not remedied within 25 days after the earlier of the date upon which the Borrower became aware of the same and the date on which the Borrower receives notice from the Bank requiring remedy.

17.4 Misrepresentation

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of the Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

17.5 Cross-default

(a)  Any Borrowings of a member of the Group are not paid when due; or

(b) an event of default howsoever described occurs under any document relating to Borrowings of a member of the Group and any financier to which those Borrowings are owed takes any step to improve its commercial position, whether by charging a fee not provided for in the original document evidencing those Borrowings, or seeking more onerous provisions in that document; or

(c) Any Borrowings of a member of the Group become prematurely due and payable or are placed on demand as a result of an event of default under the document relating to those Borrowings,

     and the aggregate principal amount of Borrowings or amounts referred to in paragraphs (a) to (c) (inclusive) above exceeds (pound)10,000,000 or its equivalent in any other currency.

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17.6 Administration

(a) The Borrower or any Principal Subsidiary passes an effective resolution to present an application for an administration order; or

(b) an application for an administration order in relation to the Borrower or a Principal Subsidiary is presented to the court unless the application is being contested in good faith on reasonable grounds by appropriate proceedings; or

(c) an administration order is made in relation to the Borrower or any Principal Subsidiary.

17.7 Insolvency

     The Borrower or any Principal Subsidiary has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986, or enters into any other composition, scheme of arrangement, compromise or arrangement involving such company and its respective creditors generally (other than for the purposes of reconstruction or amalgamation or other similar arrangement).

17.8 Insolvency proceedings

(a) The Borrower or any Principal Subsidiary passes an effective resolution for its winding up other than a resolution previously approved in writing by the Bank, such approval not to be unreasonably withheld or delayed; or

(b) a petition for the winding up of the Borrower or any Principal Subsidiary is presented to the court and either:

     (i) such company does not apply to the court within 30 days after the presentation of such petition requesting the court to refuse such petition; or

     (ii) it does so apply but such petition is not refused by such court within 60 days after such application for the refusal of such petition or any such company becomes subject to a winding up order, provided that nothing in this Clause 17.8 shall apply to a solvent reconstruction, amalgamation or reorganisation of a Principal Subsidiary or, subject to the prior approval of the Bank (not to be unreasonably withheld or delayed), the Borrower.

17.9 Appointment of receivers and managers

     Any liquidator, trustee in bankruptcy, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Borrower or any Principal Subsidiary or any material part of its assets or undertaking or the directors of the Borrower or a Principal Subsidiary request the appointment of a liquidator, trustee in bankruptcy, compulsory manager, receiver, administrative receiver, administrator or the like (other than an appointment to which the Bank has approved pursuant to Clause 17.8 (Insolvency proceedings)).

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17.10 Unlawfulness

     It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

17.11 Licence

(a) Any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the Company's Licence and such modification would be expected to have a material adverse effect on the Borrower's ability to perform its payment obligations under this Agreement or its ability to comply with Clause 16.17 (Financial covenants); or

(b) the Company's Licence (excluding any second tier supply licence) is surrendered by the Company or revoked by the Secretary of State (and not replaced on substantially similar terms) in accordance with the terms of the Licence except where such revocation has been agreed between the Company and the Secretary of State and consented to by the Bank and provided that the giving of notice pursuant to paragraph 3 of Part 1 of the Licence shall not be deemed to constitute the revocation of the Licence.

17.12 Pooling and Settlement Agreement

     Any notice requiring the Company to cease to be a party to the Pooling and Settlement Agreement is given to the Company under clause 66.1.3 or 66.2.2 of the Pooling and Settlement Agreement, or the Company otherwise ceases to be a party to that agreement and the same has a material adverse effect on the Borrower's ability to comply with its payment obligations under this Agreement or its ability to comply with Clause 16.17 (Financial covenants).

17.13 Ownership of the Borrower

     At least 50% of the ordinary voting shares in the capital of the Borrower cease to be owned, directly or indirectly, by American Electric Power Company Inc. or Public Supply Company of Colorado (or their respective wholly owned Subsidiaries) taken together.

17.14 Ownership of the Company

     The Company is not or ceases to be a direct or indirect wholly owned Subsidiary of the Borrower.

17.15 Acceleration

     On and at any time after the occurrence of an Event of Default while the same is continuing, unremedied or unwaived the Bank may, by notice to the
     Borrower:

     (a)  cancel the Commitment; and/or

     (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

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     (c)  demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

18.  FEES

18.1 Front-end fee

     The Borrower shall pay to the Bank a front-end fee in the amount agreed in the Fee Letter. The front end fee is payable on the Term Date or (if earlier) the First Drawdown Date under this Agreement.

18.2 Commitment fee

(a) From close of business on the Term Date to and including the Repayment Date, the Borrower shall pay to the Bank a commitment fee on the undrawn, uncancelled amount of the Commitments during the Commitment Period computed at the rates set out below:

     (i) for the period from the Term Date to and including the date falling three months after the date of this Agreement, 0.0625 per cent. per annum;

     (ii) thereafter, to and including the date falling six months after the date of this Agreement, 0.10 per cent. per annum; and

     (iii) thereafter 0.15 per cent. per annum.

(b) Accrued commitment fee is payable quarterly in arrear from the date of this Agreement and on the earlier of the Repayment Date and the date of cancellation of the Commitments in full. Accrued commitment fee is also payable to the Bank on the cancelled amount of the Commitment at the time the cancellation takes effect.

18.3 VAT

     Any fee referred to in this Clause 18 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

19.  EXPENSES

     Each Party shall within 30 Business Days of a demand pay to the other (the "claiming party") the amount of all costs and expenses (including legal fees) properly incurred by the claiming party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

20.  STAMP DUTIES

     The Borrower shall within 10 Business Days of a demand pay to the Bank the amount of any liability it incurs in respect of any United Kingdom stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

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21.  INDEMNITIES

21.1 Currency indemnity

(a) If the Bank receives an amount in respect of the Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) the Borrower shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by the Bank, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit; and

    (iii) the Borrower shall pay to the Bank forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

21.2 Other indemnities

(a) The Borrower shall within 10 Business Days of a demand pay to the Bank the amount of any loss or liability which the Bank incurs as a consequence of:

     (i)  the occurrence of any Default;

     (ii) the operation of Clause 17.15 (Acceleration); or

    (iii) (other than by reason of negligence or default by the Bank) a Loan not being made after the Borrower has delivered a Request or a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

     The Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan but excludes any loss of margin.

(b) If the Bank receives or recovers any payment of principal of a Loan or of an overdue amount other than on the last day of the Interest Period relative to that Loan or amount so received or recovered, the Bank shall calculate the difference between:

     (i) the additional interest (excluding the Margin and MLA Costs) which would have been payable on the principal so received or recovered had it been received or recovered on the last day of the relevant Interest Period; and

     (ii) the amount of interest which would have been payable to the Bank on the last day of that Interest Period in respect of the principal so received or recovered if the principal so received or recovered had been placed on deposit by the Bank earning

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          interest at the Applicable Rate from (and including) the Business Day of receipt of that amount up to (but excluding) the last day of applicable Interest Period.

     If (i) is greater than (ii) then the Borrower shall, within five Business Days of a demand from the Bank, pay to the Bank an amount equal to the difference.

22.  EVIDENCE AND CALCULATIONS

22.1 Accounts

     Accounts maintained by the Bank in connection with this Agreement are prima facie evidence of the matters to which they relate.

22.2 Certificates and determinations

     Any certification or determination by the Bank of a rate or amount under this Agreement is prima facie evidence of the matters to which it relates.

22.3 Calculations

     Interest (including any applicable MLA Cost) and the fee payable under Clause 18.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days.

23.  WAIVERS AND REMEDIES CUMULATIVE

     The rights of the Bank under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

24.  CHANGES TO THE PARTIES

24.1 Transfers by the Borrower

     The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

24.2 Transfers by the Bank

(a) The Bank may at any time assign or transfer any of its rights and/or obligations under this Agreement to another bank or financial institution (the "New Bank"). The prior consent of the Borrower is required for any such assignment or transfer and for any sub-participation of the Borrower's obligations under this Agreement.

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(b)  A transfer of obligations will be effective only if the New Bank confirms to the Borrower that it undertakes to be bound by the terms of this Agreement as the Bank in form and substance satisfactory to the Borrower. On the transfer becoming effective in this manner the Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Subject to paragraph (a), nothing in this Agreement restricts the ability of the Bank to sub-contract an obligation if it remains liable under this Agreement for that obligation.

25.  DISCLOSURE OF INFORMATION

     Any information supplied to the Bank pursuant to or in connection with this Agreement shall be held in confidence and shall not be disclosed by it to any person without the prior written consent of the Borrower except to its legal or other professional advisers to the extent required for the purposes of protecting its rights hereunder or by law or regulation or pursuant to applicable reporting requirements or any order of any court or to bank supervisory authorities or examining authorities unless it is or becomes a matter of public knowledge otherwise than as a result of a breach by it of its obligations hereunder.

26.  SET-OFF

     The Bank may set off any matured obligation owed by the Borrower under this Agreement (to the extent beneficially owned by the Bank) against any matured obligation owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

28.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

29.  NOTICES

29.1 Giving of notices

     All notices or other communications under or in connection with this Agreement shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:

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     (a)  if in writing, when delivered;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c)  if by facsimile, when received,

     provided that any notice or communication to be made hereunder shall only be effective when received and then only if the same is expressly marked for the attention of the department or office identified in Clause 29.2 (Addresses for notices) below.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

29.2 Addresses for notices

(a)  The address, telex number and facsimile number of the Borrower are:

     Yorkshire Power Group Limited
     Wetherby Road
     Scarcroft
     Leeds LS14 3HS

     Telex:            55128
     Facsimile:        0113 289 5682
     Telephone:        0113 289 5602

     Attention:        Nick Dahlgreen

(b)  The address, telex number and facsimile number of the Bank are:

     Union Bank of Switzerland
     PO Box 428
     100 Liverpool Street
     London EC2M 2RH,

     Telex:            941 3848/941 3944 UBSCORG
     Facsimile:        0171 901 3703
     Telephone:        0171 901 3773/0171 901 1774

     Attention:        Peter Davis/Paul Saunders

     or such other as the Bank may notify to the Borrower by not less than 5 Business Days' notice.

30.  GOVERNING LAW

     This Agreement is governed by English law.

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                                       41

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This Agreement has been entered into on the date stated at the beginning of this
Agreement.












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                                   SCHEDULE 1

                         CONDITIONS PRECEDENT DOCUMENTS


1. A copy of the memorandum and articles of association and certificate of incorporation of the Borrower.

2.   A copy of a resolution of the board of directors of the Borrower:

     (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

     (ii) authorising a specified person or persons to execute this Agreement on its behalf; and

    (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4. A certificate of a director of the Borrower confirming that the borrowing of the Commitment in full would not cause any borrowing limit binding on the Borrower to be exceeded.

5. A certificate of an Authorised Signatory of the Borrower certifying that each copy document specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. A copy of a notice of prepayment in respect of the Existing Facility addressed to National Westminster Bank Plc as agent under the Existing Facility.

7. Confirmation from National Westminster Bank Plc that all of the security constituted by the Debenture executed by the Borrower and Holdings in favour of the banks party to the Existing Facility will be released immediately on receipt by National Westminster Bank Plc of repayment of the outstandings under the Existing Facility in full.

8.   A legal opinion of Clifford Chance, legal advisers to the Bank.

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                                   SCHEDULE 2

                           CALCULATION OF THE MLA COST


(a) The MLA Cost for a Loan for each of its Interest Periods is calculated in accordance with the following formula:

     BY+L(Y-X)+S(Y-Z)
     ---------------- % per annum = MLA Cost
        100-(B+S)

     where on the day of application of the formula:

     B is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which sterling deposits are offered by the Bank to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

     L is the percentage of eligible liabilities which the Bank of England requires the Bank to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

     X is the rate at which secured sterling deposits may be placed by the Bank with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

     S is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Schedule 3:

     (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii) "relevant period" in relation to each Interest Period, means:

          (A)  if it is 3 months or less, that Interest Period; or

          (B) if it is more than 3 months, each successive period of 3 months and any necessary shorter period comprised in that Interest Period.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

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                                       44

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(d)  (i) The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Bank determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Bank shall notify the Borrower of the manner in which the MLA Cost will subsequently be calculated which shall (so far as practicable) leave the Bank and the Borrower in no better or worse position than they would have been in if the relevant change in circumstances had not occurred. The manner of calculation so notified by the Bank shall, in the absence of manifest error, be binding on the Borrower.









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                                       45

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                                   SCHEDULE 3

                                 FORM OF REQUEST


To:  UNION BANK OF SWITZERLAND

From: YORKSHIRE POWER GROUP LIMITED
                                                         Date: [_______________]


               YORKSHIRE POWER GROUP LIMITED - (pound)1,085,000,000 Credit Agreement dated [___________________________], 1997

1.   We wish to borrow a Loan as follows:

     (a)  Drawdown Date: [_______________]

     (b)  Facility: [A/B]*

     (c)  Amount: (pound)[_______________]

     (d)  First Interest Period: [_______________]/
          alternative Interest Period: [_______________]**

     (e)  Payment Instructions: [_______________].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:

YORKSHIRE POWER GROUP LIMITED
Authorised Signatory





--------
*    Delete as appropriate.

**   Complete only if the requested Interest Period is of an optional duration.
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                                   SIGNATORIES


Borrower

YORKSHIRE POWER GROUP LIMITED

By:      ARMANDO A. PENA                             RICHARD C. KELLY



Bank

UNION BANK OF SWITZERLAND

By:      MICHAEL J. ROWLINSON                        SEAN MALONE











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